   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1996
                          REGISTRATION NOS. 333-            AND 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                    KEYCORP
             (Exact name of registrant as specified in its charter)
                                      OHIO
         (State or other jurisdiction of incorporation or organization)

                                      6712
            (Primary standard industrial classification code number)

                                   34-6542451
                      (I.R.S. Employer Identification No.)

                               127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1306
                                 (216) 689-6300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                        KEYCORP INSTITUTIONAL CAPITAL B
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      6719
            (Primary standard industrial classification code number)

                                  APPLIED FOR
                      (I.R.S. Employer Identification No.)

                                  C/O KEYCORP
                               127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1306
                                 (216) 689-6300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                            THOMAS C. STEVENS, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                    KEYCORP
                               127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1306
                                 (216) 689-6300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                DANIEL R. STOLZER, ESQ.                                 MITCHELL S. EITEL, ESQ.
    SENIOR VICE PRESIDENT & SENIOR MANAGING COUNSEL                       SULLIVAN & CROMWELL
                        KEYCORP                                             125 BROAD STREET
                   127 PUBLIC SQUARE                                    NEW YORK, NEW YORK 10004
               CLEVELAND, OHIO 44114-1306                                    (212) 558-4000
                     (216) 689-6300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TITLE OF                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM
EACH CLASS OF SECURITIES                        AMOUNT TO     OFFERING PRICE PER AGGREGATE OFFERING      AMOUNT OF
TO BE REGISTERED                            BE REGISTERED(1)        UNIT(2)           PRICE(2)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
8.25% Capital Securities of KeyCorp
  Institutional Capital B..................       150,000           $1,000          $150,000,000        $45,454.55
-----------------------------------------------------------------------------------------------------------------------
8.25% Junior Subordinated Deferrable
  Interest Debentures of KeyCorp(2)(3).....         N/A               N/A           $150,000,000            N/A
-----------------------------------------------------------------------------------------------------------------------
KeyCorp Guarantee with respect to
  Capital Securities (3)(4)................         N/A               N/A                N/A                N/A
-----------------------------------------------------------------------------------------------------------------------
Total......................................       150,000            100%          $150,000,000(5)      $45,454.55
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee.

(2) The Junior Subordinated Deferrable Interest Debentures were purchased by KeyCorp Institutional Capital B with the proceeds of the sale of the Capital Securities.

(3) This Registration Statement is deemed to cover the 8.25% Junior Subordinated Deferrable Interest Debentures of KeyCorp, the rights of holders of 8.25% Junior Subordinated Deferrable Interest Debentures of KeyCorp under the Indenture, the rights of holders of Capital Securities of KeyCorp Institutional Capital B under the Trust Agreement, the rights of holders of the Capital Securities under the Guarantee of KeyCorp, the Expense Agreement entered into by KeyCorp and certain backup undertakings as described in this Registration Statement. No separate consideration will be received from purchasers of the Capital Securities for the Junior Subordinated Debentures.

(4) No separate consideration will be received for the KeyCorp Guarantee.

(5) Such amount represents the aggregate liquidation amount of the Capital Securities to be issued and exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed upon any liquidation of KeyCorp Institutional Capital B.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K
            SHOWING THE LOCATION IN THE PROSPECTUS OF THE RESPONSES
                      TO THE ITEMS OF PART I OF FORM S-4.

                     FORM S-4 ITEM                               LOCATION IN PROSPECTUS
-------------------------------------------------------  ---------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus...........  Outside Front Cover Page; Facing Page
  2.  Inside Front and Outside Back Cover Pages of
      Prospectus.......................................  Available Information; Table of
                                                         Contents
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information....................  Risk Factors; Selected Consolidated
                                                         Financial Data of KeyCorp
  4.  Terms of the Transaction.........................  Outside Front Cover Page; Summary;
                                                         KeyCorp; KeyCorp Institutional Capital
                                                         B; Use of Proceeds; Capitalization;
                                                         Accounting Treatment; The Exchange
                                                         Offer; Description of New Securities;
                                                         Description of Old Securities;
                                                         Relationship Among the Capital
                                                         Securities, the Junior Subordinated
                                                         Debentures, the Guarantee and the
                                                         Expense Agreement; Certain Federal
                                                         Income Tax Consequences; Certain ERISA
                                                         Considerations; Plan of Distribution
  5.  Pro Forma Financial Information..................  Incorporation of Certain Documents by
                                                         Reference; Capitalization
  6.  Material Contacts with the Company Being
      Acquired.........................................  *
  7.  Additional Information Required for Reoffering by
      Persons and Parties Deemed to Be Underwriters....  *
  8.  Interests of Named Experts and Counsel...........  Validity of New Securities; Experts
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities...  *
 10.  Information with Respect to S-3 Registrants......  Incorporation of Certain Documents by
                                                         Reference; Summary; KeyCorp
 11.  Incorporation of Certain Information by
      Reference........................................  Incorporation of Certain Documents by
                                                         Reference
 12.  Information with Respect to S-2 or S-3
      Registrants......................................  *
 13.  Incorporation of Certain Information by
      Reference........................................  *
 14.  Information with Respect to Registrants
      Other Than S-2 or S-3 Registrants................  Available Information; KeyCorp
                                                         Institutional Capital B
 15.  Information with Respect to S-3 Companies........  *
 16.  Information with Respect to S-2 or S-3
      Companies........................................  *
 17.  Information with Respect to Companies
      Other Than S-2 or S-3 Companies..................  *
 18.  Information if Proxies, Consents or
      Authorizations are to be Solicited...............  *
 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited, or in an
      Exchange Offer...................................  Incorporation of Certain Documents by
                                                         Reference

---------------
* Not applicable.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES
     MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED             , 1997
PROSPECTUS
                                  $150,000,000

                        KEYCORP INSTITUTIONAL CAPITAL B

         OFFER TO EXCHANGE ITS 8.25% CAPITAL SECURITIES WHICH HAVE BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND
                ALL OF ITS OUTSTANDING 8.25% CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                                    KEYCORP

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
        NEW YORK CITY TIME ON                  , 1997, UNLESS EXTENDED.

     KeyCorp Institutional Capital B, a business trust created under the laws of the State of Delaware (the "Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate Liquidation Amount of its 8.25% Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.25% Capital Securities (the "Old Capital Securities"), of which $150,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, KeyCorp, an Ohio corporation (the "Corporation"), is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and all of its 8.25% Junior Subordinated Deferrable Interest Debentures (the "Old Junior Subordinated Debentures"), of which $154,640,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.25% Junior Subordinated Deferrable Interest Debentures (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and, therefore, will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Issuer under the Registration Rights Agreement, dated as of December 30, 1996 (the "Registration Rights Agreement"), among the Corporation, the Issuer and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).
                                                        (continued on next page)

                            ------------------------
      SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE NEW SECURITIES.

                            ------------------------
THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT
             INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
             OR ANY OTHER GOVERNMENTAL AGENCY.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                            ------------------------
            The date of this Prospectus is                  , 1997.

(cover page continued)

     The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer. The Corporation is the owner of all of the beneficial interests represented by the common securities of the Issuer ("Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Issuer exists for the sole purposes of (i) issuing and selling the Trust Securities, (ii) investing the proceeds thereof in Junior Subordinated Debentures and (iii) engaging in those activities necessary, convenient or incidental thereto. The Junior Subordinated Debentures will mature on December 15, 2026 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of New Securities -- Description of Capital
Securities -- Subordination of Common Securities".
                            ------------------------

     As used herein, (i) the "Indenture" means the Indenture, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"), pursuant to which the Junior Subordinated Debentures are to be issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer among the Corporation, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee") and Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"; and, collectively with the Property Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Guarantee Agreement, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of holders of Capital Securities and (iv) the "Expense Agreement" means the Agreement as to Expenses and Liabilities, between the Corporation and the Issuer. In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the New Capital Securities,
(ii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iii) "Guarantee" includes the Old Guarantee and the New Guarantee.
                            ------------------------

     Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of New Securities -- Description of Capital
Securities -- Book-Entry, Delivery and Form".

     Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997, at the annual rate of 8.25% of the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The Corporation has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.25% per annum, compounded semi-annually, and holders of the Capital Securities will be required to accrue interest income for United States

(cover page continued)

federal income tax purposes. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     The Corporation has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement -- Full and Unconditional Guarantee". The Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer as described herein (the "Guarantee"). See "Description of New Securities -- Description of Guarantee". If the Corporation does not make interest payments on the Junior Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce payment of such amounts under the Indenture (as defined herein). See "Description of New Securities -- Description of Junior Subordinated Debentures -- Enforcement of Certain Rights By Holders of Capital Securities". The obligations of the Corporation under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Corporation. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Subordination".

     The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after December 15, 2006, in whole at any time or in part from time to time at the redemption prices set forth herein, or (ii) at any time, in whole (but not in part) within 90 days following the occurrence and continuation of a Tax Event or Capital Treatment Event (each as defined herein), at the Redemption Price (as defined herein). See "Description of New Securities -- Description of Capital
Securities -- Redemption". The Corporation has committed to the Federal Reserve Bank of Cleveland (the "Reserve Bank") that the Corporation will not exercise its right to cause redemption of the Junior Subordinated Debentures or the Capital Securities (prior to the Stated Maturity) without having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New
Securities -- Description of Junior Subordinated Debentures -- Redemption."

     The holder of the Common Securities will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer. See "Description of New Securities -- Description of Capital
Securities -- Liquidation Distribution upon Termination."

     In the event of the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer as required by applicable law and the Expense Agreement, the holders of the Capital Securities will be entitled to receive as a preference a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution upon Termination". The Junior Subordinated Debentures are unsecured and are subordinated and junior in right of payment to all Senior Debt of the Corporation.

     The Issuer is making the Exchange Offer in reliance on the position taken by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer has

(cover page continued)

sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations, and subject to the two immediately following sentences, the Corporation and the Issuer believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Issuer within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities. See "Plan of Distribution" and "The Exchange Offer -- Resales of New Capital Securities."

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently exists no market. Although the Initial Purchasers have informed the Corporation and the Issuer that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company currently does not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on                , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Issuer and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (1 Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities

(cover page continued)

surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from December 30, 1996. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after December 30, 1996. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders of Old Capital Securities as of             , 199 .

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Issuer will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk
Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     Neither the Corporation nor the Issuer will receive any cash proceeds from the issuance of the New Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

     This Prospectus may be used by Key Capital Markets, Inc. In connection with offers and sales related to market-making transactions in New Capital Securities effected from time to time after the commencement of the offering to which this Prospectus relates, Key Capital Markets, Inc. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE CORPORATION OR THE ISSUER ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CAPITAL SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                            ------------------------

     THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange securities of the Corporation are listed.

     The Corporation and the Issuer have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of the Issuer have been included herein. The Corporation and the Issuer do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. The Corporation has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. See "KeyCorp Institutional Capital B" and "Description of New Securities". In addition, the Corporation does not expect that the Issuer will be filing reports under the Exchange Act with the Commission.

     THE PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE TEXTS OF SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO: THOMAS C. STEVENS, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, KEYCORP, 127 PUBLIC SQUARE, CLEVELAND, OHIO 44114-1306, TELEPHONE NUMBER (216) 689-6300. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY
REQUEST SHOULD BE MADE BY                , 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act are incorporated into this Prospectus by reference:

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

     3. The Corporation's Current Reports on Form 8-K filed on January 19, 1996, April 22, 1996, July 18, 1996, October 18, 1996 and November 25, 1996.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.
                            ------------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION, IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                            ------------------------

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (I) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (II) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    6
Incorporation of Certain Documents by Reference.......................................    7
Summary...............................................................................    9
Risk Factors..........................................................................   16
KeyCorp...............................................................................   22
Selected Consolidated Financial Data of KeyCorp.......................................   25
KeyCorp Institutional Capital B.......................................................   27
Use of Proceeds.......................................................................   27
Capitalization........................................................................   28
Accounting Treatment..................................................................   29
The Exchange Offer....................................................................   30
Description of New Securities.........................................................   38
Description of Old Securities.........................................................   63
Relationship Among the Capital Securities, the Junior Subordinated Debentures,
  the Guarantee and the Expense Agreement.............................................   63
Certain Federal Income Tax Consequences...............................................   65
Certain ERISA Considerations..........................................................   68
Plan of Distribution..................................................................   69
Validity of New Securities............................................................   70
Experts...............................................................................   70

                                    SUMMARY

     The following summary is qualified in its entirety by, and is subject to, the more detailed information and financial statements contained elsewhere and incorporated by reference in this Prospectus.

                                    KEYCORP

GENERAL

     The Corporation was formed on March 1, 1994, when "old KeyCorp," a bank holding company headquartered in Albany, New York, with approximately $33 billion in assets at December 31, 1993, merged into and with Society Corporation, a bank holding company headquartered in Cleveland, Ohio ("Society"), with approximately $27 billion in assets at December 31, 1993. In the merger, Society, an Ohio corporation, was the surviving corporation, but changed its name to KeyCorp. The merger was accounted for as a pooling of interests. Accordingly, all financial data of the Corporation set forth herein (or incorporated by reference) has been restated to give effect to the merger of old KeyCorp into and with Society. At September 30, 1996, KeyCorp was one of the nation's largest bank holding companies, based upon consolidated total assets of approximately $65.4 billion.

     The Corporation provides a wide range of banking, fiduciary and other financial services to its corporate, individual and institutional customers through four primary lines of business: Corporate Banking, National Consumer Finance, Community Banking and Key PrivateBank (Personal Financial Services). In addition to the customary banking services of accepting deposits and making loans, the Corporation's bank and trust company subsidiaries provide specialized services tailored to specific markets, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking services and international banking services. Through its subsidiary banks, trust companies and registered investment adviser subsidiaries, the Corporation provides investment management services to institutional and individual clients, including large corporate and public retirement plans, Taft-Hartley plans, foundations and endowments, and high net worth individuals. Several of the Corporation's investment management subsidiaries also serve as investment advisers to the Corporation's proprietary mutual funds.

     The Corporation also provides other financial services both in and outside of its primary banking markets through its nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital community development financing, securities underwriting and brokerage, automobile financing and other financial services. The Corporation is also an equity participant in a joint venture with a number of other unaffiliated bank holding companies in Electronic Payment Services, Inc. See "KeyCorp."

RECENT DEVELOPMENTS

     The Corporation announced on November 25, 1996 the following strategic actions it has undertaken or will undertake in the next year as part of its transformation to a nationwide, bank-based financial services company:

     - Formation of a single nationwide bank from the Corporation's current network of 12 banks in 14 states and four regions of the United States.

     - Consolidation of nearly 140 of the branch offices of its subsidiaries, known as "KeyCenters," into other KeyCenters.

     - Reduction of approximately 2,700 positions, or 10% of its current employment base.

     As a consequence of these actions, the Corporation plans to take a fourth quarter 1996 restructuring charge of $100 million.

     The Corporation also announced: (a) its intention to sell slightly more than 140 KeyCenters in primarily rural areas, and (b) that its Board of Directors authorized a new share buyback program, effective immediately, whereby up to 12 million shares may be repurchased by the end of 1997.

     See "KeyCorp -- Recent Developments" for an analysis of the major components of the planned fourth quarter charge.

                        KEYCORP INSTITUTIONAL CAPITAL B

     The Issuer is a statutory business trust created under Delaware law pursuant to (i) a Trust Agreement executed by the Corporation, as Depositor, and Bankers Trust (Delaware), as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 18, 1996. The Issuer's business and affairs are conducted by its trustees: Bankers Trust Company, as Property Trustee, and Bankers Trust (Delaware), as Delaware Trustee. The Issuer exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Old Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as effecting the Exchange Offer and registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Issuer, and payments under the Junior Subordinated Debentures and the Expense Agreement will be the sole source of revenue of the Issuer. See "KeyCorp Institutional Capital B."

                               THE EXCHANGE OFFER

The Exchange Offer.........  Up to $150,000,000 aggregate Liquidation Amount of
                               New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation and the Issuer are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange
                               Offer -- Procedures for Tendering Old Capital Securities."

Expiration Date............  5:00 p.m., New York City time, on           , 1997
                               (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Corporation and the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange
                               Offer -- Expiration Date; Extensions;
                               Amendments."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain conditions, which may be waived by the
                               Corporation and the Issuer in their sole and absolute discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer."

                             The Corporation and the Issuer reserve the right in
                               their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange
                               Offer -- Expiration Date; Extensions;
                               Amendments."

Withdrawal Rights..........  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to Bankers Trust Company, as exchange agent (the "Exchange Agent") in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
Old Capital Securities.....  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

                             Letters of Transmittal and certificates
                               representing Old Capital Securities should not be sent to the Corporation or the Issuer. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange
                               Offer -- Exchange Agent."

Resales of New Capital
  Securities...............  The Corporation and the Issuer believe that New
                               Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Issuer or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and
                               (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, if any broker-dealer holds Old Capital Securities acquired for its own ac-count as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities. See "The Exchange Offer -- Resales of New Capital Securities."

Exchange Agent.............  The Exchange Agent with respect to the Exchange
                               Offer is Bankers Trust Company. The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............  Neither the Corporation nor the Issuer will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Certain United States
Federal
  Income Tax
  Considerations;
  ERISA Considerations.....  Holders of Old Capital Securities should review the information set forth under "Certain Federal
                               Income Tax Consequences" and "ERISA
                               Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                     DESCRIPTION OF NEW CAPITAL SECURITIES

General....................  The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer and will have a preference under certain circumstances with respect to Distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of New
                               Securities -- Subordination of Common
                               Securities". The sole assets of the Issuer are the Junior Subordinated Debentures, and payments under the Junior Subordinated Debentures will be the sole revenue of the Issuer. The Junior Subordinated Debentures are unsecured subordinated debt securities issued under the Indenture between the Corporation and Bankers Trust Company, as trustee.

Securities Offered.........  Up to $150,000,000 aggregate Liquidation Amount of the Issuer's 8.25% Capital Securities, which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The New Capital Securities will be issued, and the Old Capital Securities were issued, under the Trust Agreement. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities -- Description of the Capital Securities -- General." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and, therefore, are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon.

                               See "The Exchange Offer -- Purpose and Effect of the Exchange Offer," "Description of New Securities" and "Description of Old Securities."

Distributions..............  Holders of the Capital Securities will be entitled to receive as a preference cumulative cash
                               Distributions accruing from the date of original issuance and payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997, at a rate of 8.25% to the persons in whose names the Capital Securities are registered at the close of business on the relevant record dates. See "Description of New Securities -- Description of Capital
                               Securities -- Distributions".

                             The Junior Subordinated Debentures are unsecured
                               and rank subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Corporation. The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required. See "Risk Factors -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures".

Option to Extend Interest
  Payment Period...........  So long as no Event of Default (as defined herein)
                               under the Indenture has occurred and is
                               continuing, the Corporation has the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time by extending the interest payment period thereon for up to 10 consecutive semi-annual periods (an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures (December 15, 2026). If interest payments on the Junior Subordinated Debentures are deferred, Distributions on the Capital Securities also will be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, Distributions on the Capital Securities will continue to accumulate and Distributions that are in arrears will bear interest on the amount thereof at a rate of 8.25%, compounded semi-annually, and holders of the Capital Securities will be required to accrue interest income for United States federal income tax purposes in advance of receipt of cash related to such income. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein.

                             The Corporation has no current plan to exercise its
                               right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Consequences", "Description of New Securities -- Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain

                               Federal Income Tax Consequences -- Interest
                               Income and Original Issue Discount".

Redemption.................  The Trust Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or upon their earlier redemption. The Junior Subordinated Debentures are redeemable, at the option of the Corporation, (i) upon the occurrence and continuation of a Tax Event or Capital Treatment Event, or (ii) at any time on or after December 15, 2006, contemporaneously with the optional redemption by the Corporation of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Risk Factors -- Tax Event or Capital Treatment Event Redemption" and "Description of New Securities -- Description of Capital
                               Securities -- Redemption".

                             See "Risk Factors -- Possible Tax Law Changes
                               Affecting the Capital Securities" for a
                               discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities prior to December 15, 2006.

                             No sinking fund will be established for the benefit
                               of the Capital Securities.

Exchange of Capital
Securities for Junior
  Subordinated
  Debentures...............  The holder of the Common Securities (i.e., the
                               Corporation) has the right to terminate the Issuer at any time and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer. See "Description of New Securities -- Description of Capital
                               Securities -- Liquidation Distribution upon
                               Termination".

The Guarantee..............  The payment of Distributions and payments on the liquidation of the Issuer or the redemption of the Capital Securities are guaranteed by the Corporation to the extent that the Issuer has sufficient funds available therefor. Such guarantee is subordinate and junior in right of payment to all Senior Debt of the Corporation. See "Risk Factors -- Rights Under the Guarantee" and "Description of New Securities -- Description of Guarantee".

Transfer...................  The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities resulting in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ERISA Considerations.......  Prospective purchasers must carefully consider the restrictions on purchase set forth under "Certain ERISA Considerations".

Absence of Market for the
New Capital Securities.....  The New Capital Securities will be a new issue of securities for which there currently is no market. Although Credit Suisse First Boston Corporation, the initial purchaser of the Old Capital Securities (the "Initial Purchaser"), has informed the Corporation and the Issuer that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Issuer and the Corporation do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                                  RISK FACTORS

     Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

     For further information regarding the New Securities, see "Description of New Securities."

                                  RISK FACTORS

     Holders of Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters before deciding whether to accept the Exchange Offer.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Junior Subordinated Debentures and the Guarantee are unsecured and rank junior in right of payment to all Senior Indebtedness of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Indebtedness. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including its banking and nonbanking subsidiaries, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures and Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures and the Guarantee. See "KeyCorp." None of the Indenture, the Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of New Securities -- Description of Guarantee -- Status of the Guarantee" and "-- Description of Junior Subordinated Debentures -- Subordination."

     The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of New Securities -- Description of Junior Subordinated
Debentures -- Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.25% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such stock) as consideration in an acquisition transaction entered into prior to the Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock,

(c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with the implementation or amendment of the Corporation's shareholders' rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.25%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above conditions. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities -- Description of Capital Securities -- Distributions" and " -- Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Capital Securities."

     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

     Upon the occurrence and during the continuation of a Tax Event or Capital Treatment Event, the Corporation has the right to redeem the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event and therefore cause a mandatory redemption of the Capital Securities. Any such redemption shall be at a price equal to the Make-Whole Amount (as defined in "Description of New Securities -- Description of Capital Securities -- Redemption"), together with accumulated Distributions to but excluding the date fixed for redemption. The Corporation has committed to the Reserve Bank that the Corporation will not exercise such right without having received prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

     A "Tax Event" means the receipt by the Issuer of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of delivery of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See
"-- Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities prior to December 15, 2006.

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of applicable Federal Reserve capital guidelines, as then in effect. See "Capitalization."

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

     The holder of the outstanding Common Securities has the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer. The Corporation has committed to the Reserve Bank that, so long as the Corporation or any affiliate is a holder of Common Securities, the Corporation will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution upon Termination."

MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities or for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Issuer, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Securities -- Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     Bankers Trust Company will act as the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and
(b) the amount of assets of the Issuer remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer. The Guarantee is subordinate as described under "--Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures." The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities -- Description of Junior Subordinated
Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," "-- Debenture Events of Default" and "-- Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee and the holders of the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or to make other provisions not inconsistent with existing provisions of the Trust Agreement or to ensure that the Issuer will be classified for United States federal income tax purposes as other than an association taxable as a corporation or as a grantor trust. See "Description of New
Securities -- Description of Capital Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees; Appointment of Successors."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Issuer do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities -- Description of the Capital Securities -- General."

     The Old Capital Securities provide that, if the Exchange Offer is not consummated within 30 days of the date hereof, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on the 31st day after the date hereof, until the Exchange Offer is consummated. See "Description of Old Securities." Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the interest rate thereon.

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and the Corporation believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Issuer) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Issuer have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Issuer of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Issuer is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal was introduced in the 104th Congress. The Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision was proposed to be effective as to instruments issued on or after December 7, 1995. If this provision were to have applied to the Junior Subordinated Debentures, the Corporation would have been unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, presumably including the Revenue Reconciliation Bill, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that the current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Redemption" and "-- Description of Capital
Securities -- Redemption". See also "Certain Federal Income Tax
Consequences -- Possible Tax Law Changes".

                                    KEYCORP

OVERVIEW

     The Corporation was formed on March 1, 1994, when "old KeyCorp," a bank holding company headquartered in Albany, New York, with approximately $33 billion in assets at December 31, 1993, merged into and with Society, a bank holding company headquartered in Cleveland, Ohio, with approximately $27 billion in assets at December 31, 1993. In the merger, Society, an Ohio corporation, was the surviving corporation, but changed its name to KeyCorp. The merger was accounted for as a pooling of interests. Accordingly, all financial data of the Corporation set forth herein (or incorporated by reference) has been restated to give effect to the merger of old KeyCorp into and with Society. At September 30, 1996, KeyCorp was one of the nation's largest bank holding companies, based upon consolidated total assets of approximately $65.4 billion.

     The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. Accordingly, the rights of the Corporation, its security holders and its creditors to participate in any distribution of the assets or earnings of its banking and other subsidiaries is necessarily subject to the prior claims of the respective creditors of such banking and other subsidiaries, except to the extent that claims of the Corporation in its capacity as a creditor of such banking and other subsidiaries may be recognized.

SUBSIDIARIES

     The Corporation provides a wide range of banking, fiduciary and other financial services to its corporate, individual and institutional customers through four primary lines of business: Corporate Banking, National Consumer Finance (which includes Key Bank USA, National Association), Community Banking and Key PrivateBank (Personal Financial Services). These services are provided across much of the country through a network of banking subsidiaries operating 1,218 full-service banking centers, a 24-hour telephone banking call center services group and approximately 1,732 automated teller machines in 13 states as of September 30, 1996. The Corporation's largest banking subsidiaries include KeyBank National Association, headquartered in Cleveland, Ohio, which is one of the nation's major regional banks with $26.8 billion in total assets and 385 full-service banking offices in Indiana, Michigan and Ohio at September 30, 1996; Key Bank of New York, headquartered in Albany, New York, with $15.1 billion in total assets and 317 full-service banking offices at September 30, 1996; and Key Bank of Washington, headquartered in Tacoma, Washington, with $7.8 billion in total assets and 165 full-service banking offices at September 30, 1996. In addition, the Corporation operates bank subsidiaries in Alaska, Colorado, Idaho, Maine, New Hampshire, Oregon, Utah, Vermont and Wyoming, a private bank in Florida, and either a trust company subsidiary or an office of a trust company subsidiary in each of the aforementioned states except Vermont.

     In addition to the customary banking services of accepting deposits and making loans, the Corporation's bank and trust company subsidiaries provide specialized services tailored to specific markets, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking services and international banking services. Through its subsidiary banks, trust companies and registered investment adviser subsidiaries, the Corporation provides investment management services to institutional and individual clients, including large corporate and public retirement plans, Taft-Hartley plans, foundations and endowments, and high net worth individuals. Several of the Corporation's investment management subsidiaries also serve as investment advisers to the Corporation's proprietary mutual funds.

     The Corporation also provides other financial services both in and outside of its primary banking markets through its nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital community development financing, securities underwriting and brokerage, automobile financing and other financial services. The Corporation is also an equity participant in a joint venture with a number of other unaffiliated bank holding companies in Electronic Payment Services, Inc.

RECENT DEVELOPMENTS

     The Corporation announced on November 25, 1996 the following strategic actions it has undertaken or will undertake in the next year to complete its transformation to a nationwide, bank-based financial services company:

        - Formation of a single nationwide bank from the Corporation's current network of 12 banks in 14 states and four regions of the United States. The new bank's business lines will emphasize community and corporate banking products and services, and will complement the delivery on a nationwide basis of consumer finance products through Key Bank USA, National Association, which will remain as a separate company.

        - Consolidation of nearly 140 of its branch offices, known as "KeyCenters," into other KeyCenters.

        - Reduction of approximately 2,700 positions, or 10% of its employment base.

     As a consequence of these actions, the Corporation plans to take a fourth quarter 1996 restructuring charge of $100 million. The major components of the planned fourth quarter charge are expected to be as follows:

                           Branch Consolidation         $ 20 million
                           Separation Assistance          52 million
                           Technology Write-offs          28 million
                                                        ------------
                                     Total              $100 million

     The technology write-offs reflect the Corporation's accelerated plans for organizing as a single nationwide bank, versus the current 12-bank, four region banking group. Several minor systems are utilized exclusively to support a multi-bank organization and would no longer be required.

     The Corporation also announced: (a) its intention to sell slightly more than 140 KeyCenters in primarily rural areas and (b) that its Board of Directors authorized a new share buyback program, effective immediately, whereby up to 12 million shares may be repurchased by the end of 1997.

     This section of this Prospectus contains forward looking statements. Actual results could differ materially from such statements for a variety of factors including: (1) delays in obtaining, or inability to obtain, necessary regulatory approvals in connection with merging of banks or consolidation or sale of branches or otherwise, (2) inability to enter into or delay in entering into satisfactory sales transactions in connection with contemplated branch divestitures, (3) significant customer losses in connection with branch consolidations, (4) adverse revenue impact from employee reduction or consolidation of branches, (5) unanticipated delays in implementing or inability to achieve contemplated employee reduction, or (6) changes in laws, accounting, tax or regulatory practice or requirements.

SUPERVISION AND REGULATION

     GENERAL. As a bank holding company, the Corporation is subject to regulation under the Bank Holding Company Act of 1956, as amended, and to its examination and reporting requirements. For a discussion of certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and certain specific information relevant to the Corporation, reference is made to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of the Corporation.

     The earnings of the Corporation also are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the Office of the Comptroller of the Currency, which is the principal regulator of the Corporation's national bank subsidiaries, and the Federal Deposit Insurance Corporation (the "FDIC"), which is the principal regulator of the Corporation's state-chartered bank subsidiaries. In addition, there are numerous governmental requirements and regulations which affect the activities of the Corporation.

     FDIC INSURANCE ASSESSMENTS; DIFA. The FDIC significantly reduced the insurance premiums it charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000.00 for "well capitalized" banks, effective January 1, 1996. Premiums related to savings association deposits acquired by banks continued to be assessed at the rate of 23 cents to 31 cents per $100.00 of deposits. On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted and signed into law. DIFA is expected to reduce the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks to the same levels assessed for deposits insured by BIF. The Corporation currently estimates such reductions in premiums may amount to approximately $10 million pre-tax per year.

     DIFA also provides for a special one-time assessment imposed on deposits insured by the Savings Association Insurance Fund ("SAIF"), including such deposits held by banks, to recapitalize the SAIF to bring the SAIF up to statutory required levels. The Corporation accrued for the one-time assessment in the third quarter of 1996 in the amount of $11 million after tax in connection with the SAIF recapitalization.

     DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF (in addition to assessments currently imposed on depository institutions with respect to SAIF-insured deposits) to pay for the cost of financing Corporation funding. The Corporation currently estimates assessments may amount to up to $3 million after-tax in 1997 with similar assessments per year through 1999 (or earlier if no savings associations exist prior to December 31, 1999) in connection with such funding.

                SELECTED CONSOLIDATED FINANCIAL DATA OF KEYCORP

     The following table presents summary consolidated financial data which has been derived from, and should be read in conjunction with, the consolidated financial statements, notes thereto and other information of the Corporation found in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996. This summary is qualified in its entirety by the detailed information and financial statements included in the KeyCorp documents incorporated by reference herein, available as described under "Available Information" and "Incorporation of Certain Documents by Reference". The data presented for the nine-month periods ended September 30, 1996 and September 30, 1995 are not necessarily indicative of the data for the entire year and have been derived from unaudited consolidated financial statements of the Corporation. These financial statements include, in the opinion of management, all adjustments of a normal recurring nature and disclosures which are necessary to present fairly the data for such interim periods. The comparability of the data presented is affected by certain acquisitions and divestitures that the Corporation has completed in the time periods presented.

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                                         -----------------   -----------------------------------------------
                                                          1996      1995      1995      1994      1993      1992      1991
                                                         -------   -------   -------   -------   -------   -------   -------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
FOR THE PERIOD
  Interest income......................................  $ 3,708   $ 3,843   $ 5,121   $ 4,490   $ 4,214   $ 4,199   $ 4,652
  Interest expense.....................................    1,674     1,867     2,485     1,797     1,535     1,750     2,519
  Net interest income..................................    2,034     1,976     2,636     2,693     2,679     2,449     2,133
  Provision for loan losses............................      140        66       100       125       212       338       466
  Noninterest income...................................      802       629       933       883     1,002       925       849
  Noninterest expense..................................    1,764     1,190     2,312     2,168     2,385     2,171     2,066
  Income before income taxes and extraordinary item....      932       849     1,157     1,283     1,084       865       450
  Income before extraordinary item.....................      632       582       789       853       710       593       314
  Net income...........................................      632       618       825       853       710       593       314
  Net income applicable to Common Shares...............      624       606       809       837       692       568       298
PER COMMON SHARE
  Income before extraordinary item.....................  $  2.70   $  2.44   $  3.30   $  3.45   $  2.89   $  2.42   $  1.31
  Net income...........................................     2.70      2.59      3.45      3.45      2.89      2.42      1.31
  Cash dividends.......................................     1.14      1.08      1.44      1.28      1.12       .98       .92
  Book value at period end.............................    21.91     20.74     21.36     18.88     17.53     15.64     14.10
  Weighted average Common Shares (000).................  231,363   234,462   234,787   243,067   239,775   235,005   227,116
AT PERIOD END
  Loans................................................  $48,291   $48,410   $47,692   $46,225   $40,071   $36,022   $35,534
  Earning assets.......................................   57,640    60,847    58,762    60,047    54,353    49,381    48,208
  Total assets.........................................   65,356    67,967    66,339    66,801    59,634    55,068    53,601
  Deposits.............................................   44,523    47,905    47,282    48,564    46,499    43,433    42,835
  Long-term debt.......................................    4,664     4,048     4,003     3,570     1,764     1,790     1,225
  Common shareholders' equity..........................    4,976     4,923     4,993     4,530     4,226     3,683     3,272
  Total shareholders' equity...........................    4,976     5,083     5,153     4,690     4,386     3,927     3,516
PERFORMANCE RATIOS
  Return on average total assets(1)....................     1.30%     1.24%     1.24%     1.36%     1.24%     1.13%      .60%
  Return on average common equity(1)...................    16.76     17.72     17.35     18.87     17.27     16.33      9.29
  Return on average total equity(1)....................    16.62     17.46     17.10     18.56     16.95     15.91      9.31
  Efficiency(2)........................................    60.81     62.79     63.03     59.39     60.50     60.96     65.27
  Overhead(3)..........................................    45.66     50.43     49.66     46.14     46.85     47.21     52.63
  Net interest margin(1)(TE)...........................     4.78      4.46      4.47      4.83      5.31      5.31      4.71
CAPITAL RATIOS AT PERIOD END
  Equity to assets.....................................     7.61%     7.48%     7.77%     7.03%     7.37%     7.13%     6.56%
  Tangible equity to tangible assets...................     6.20      5.98      6.25      6.19      6.51      6.11      5.45
  Tier I risk-adjusted capital(4)......................     7.49      7.55      7.53      8.48      8.73      8.56      7.67
  Total risk-adjusted capital(5).......................    12.50     10.84     10.85     11.62     12.22     11.73      9.80
  Leverage(6)..........................................     6.38      6.19      6.20      6.63      6.72      6.56      5.97

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                                         -----------------   -----------------------------------------------
                                                          1996      1995      1995      1994      1993      1992      1991
                                                         -------   -------   -------   -------   -------   -------   -------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
ASSET QUALITY DATA
  Nonperforming loans..................................  $   344   $   313   $   333   $   256   $   336   $   553   $   730
  Nonperforming assets.................................      396       367       379       340       500       900     1,072
  Allowance for loan losses............................      870       879       876       830       803       783       794
  Net loan charge-offs.................................      138        65        99       109       213       361       392
  Nonperforming loans to period-end loans..............      .71%      .65%      .70%      .55%      .84%     1.53%     2.05%
  Nonperforming assets to period-end loans plus OREO
    and other nonperforming assets ....................      .82       .76       .79       .73      1.24      2.47      2.99
  Allowance for loan losses to nonperforming loans.....   252.91    280.53    263.15    324.27    238.69    141.54    108.79
  Allowance for loan losses to period-end loans .......     1.80      1.82      1.84      1.80      2.00      2.17      2.23
  Net loan charge-offs to average loans(1).............      .38       .18       .21       .26       .56      1.02      1.11
RATIO OF EARNINGS TO FIXED CHARGES(7)
  Excluding deposit interest...........................     2.58x     2.40x     2.42x     3.50x     4.15x     3.67x     2.07x
  Including deposit interest...........................     1.55x     1.45x     1.46x     1.70x     1.69x     1.48x     1.18x
RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS(7)
  Excluding deposit interest...........................     2.53x     2.33x     2.35x     3.34x     3.84x     3.31x     1.96x
  Including deposit interest...........................     1.54x     1.43x     1.45x     1.68x     1.66x     1.45x     1.17x

---------------

(1) Annualized.

(2) Calculated as noninterest expense (excluding merger and integration charges and certain other nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities gains (losses) and gains on certain asset sales).

(3) Calculated as noninterest expense (excluding merger and integration charges and certain other nonrecurring charges) less noninterest income (excluding net securities gains (losses) and gains on certain asset sales) divided by taxable-equivalent net interest income.

(4) The Corporation's Tier I capital consists of common shareholders' equity (excluding net unrealized gains or losses on securities, except for net unrealized losses on marketable equity securities) and a limited amount of qualifying perpetual preferred stock, less certain intangibles.

(5) The Corporation's total capital consists of Tier I capital and subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance. At least half of a bank holding company's total capital is to be comprised of Tier I capital.

(6) The leverage ratio is defined as the ratio of Tier I capital to average quarterly assets, less certain intangibles. Federal Reserve Board guidelines provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies will be required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

(7) Earnings represent consolidated income before income taxes and extraordinary item plus fixed charges. Fixed charges include consolidated interest expense (excluding or including interest on deposits, as the case may be) and the proportion deemed representative of the interest factor of rental expense, net of income from subleases.

TE = Taxable Equivalent

                        KEYCORP INSTITUTIONAL CAPITAL B

     The Issuer is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement between the Corporation, as Depositor, and Bankers Trust (Delaware), as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 18, 1996. The Issuer's business and affairs are conducted by its trustees: initially Bankers Trust Company, as Property Trustee, and Bankers Trust (Delaware), as Delaware Trustee. In addition, two individuals who are employees or officers of or affiliated with the holder of the Common Securities act as administrators with respect to the Issuer (the "Administrators"). The Administrators are selected by the holders of the Common Securities. See "Description of New Securities -- Description of Capital Securities -- Miscellaneous." The Issuer exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in those activities necessary or incidental thereto (such as effecting the Exchange Offer and registering the transfer of the Trust Securities). Accordingly, the New Junior Subordinated Debentures will be the sole assets of the Issuer, and payments under the New Junior Subordinated Debentures and the Expense Agreement will be the sole sources of revenue of the Issuer.

     All of the Common Securities will be initially owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement arising as a result of any failure by the Corporation to pay any amounts in respect of Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities -- Description of Capital Securities -- Subordination of Common Securities." The Corporation owns Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer. The Issuer has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The holder of the Common Securities of the Issuer, or the holders of a majority in Liquidation Amount of the Capital Securities, if an Event of Default under the Trust Agreement has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. Pursuant to the Expense Agreement and the Registration Rights Agreement, the Corporation will pay all fees and expenses related to the Issuer, the offering of the Capital Securities and the Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer. The principal executive office of the Issuer is 127 Public Square, Cleveland, Ohio 44144-1306, Attention: Office of the Secretary, and its telephone number is (216) 689-6300.

                                USE OF PROCEEDS

     Neither the Corporation nor the Issuer will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Issuer will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

     The net proceeds to the Issuer from the offering of the Old Capital Securities was approximately $150 million (before deducting expenses associated with the offering). All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Old Junior Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes. Pending such application by the Corporation, such net proceeds may be temporarily invested in short-term interest bearing securities. The Capital Securities are currently eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1996 and as adjusted to give effect to the consummation of the offering of the Old Capital Securities. The following data should be read in conjunction with the consolidated financial statements of the Corporation and its subsidiaries, including the notes thereto, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The issuance of New Capital Securities in the Exchange Offer will have no effect on the capitalization of KeyCorp.

                                                                                   SEPTEMBER 30, 1996
                                                                               ---------------------------
                                                                               OUTSTANDING     AS ADJUSTED
                                                                               -----------     -----------
                                                                                  (DOLLARS IN MILLIONS)
LONG-TERM DEBT
KeyCorp
  Senior medium-term notes due through 2005(1)...............................    $   924         $   924
  Subordinated medium-term notes due through 2005(2).........................        183             183
  7.50% Subordinated notes due 2006..........................................        250             250
  6.75% Subordinated notes due 2006..........................................        200             200
  8.125% Subordinated notes due 2002.........................................        199             199
  8.00% Subordinated notes due 2004..........................................        125             125
  8.40% Subordinated notes due 1999..........................................         75              75
  8.404% Notes due 1997 through 2001.........................................         49              49
  All other long-term debt...................................................         18              18
                                                                                  ------         -------
         Total KeyCorp.......................................................      2,023           2,023
Subsidiaries
  Senior medium-term notes due through 1998(3)...............................      1,275           1,275
  7.25% Subordinated notes due 2005..........................................        200             200
  7.85% Subordinated notes due 2002..........................................        200             200
  6.75% Subordinated notes due 2003..........................................        199             199
  7.50% Subordinated notes due 2008..........................................        165             165
  7.125% Subordinated notes due 2006.........................................        125             125
  7.125% Subordinated notes due 2006.........................................        125             125
  7.55% Subordinated notes due 2006..........................................         75              75
  7.375% Subordinated notes due 2008.........................................         70              70
  Federal Home Loan Bank Advances............................................        193             193
  Industrial revenue bonds...................................................         10              10
  All other long-term debt...................................................          4               4
                                                                                  ------         -------
         Total subsidiaries..................................................      2,641           2,641
                                                                                  ------         -------
         Total long-term debt................................................      4,664           4,664
CORPORATION-OBLIGATED MANADATORY REDEEMABLE CAPITAL SECURITIES OF TRUST
  SUBSIDIARIES HOLDING SOLELY JUNIOR SUBORDINATED DEFERRABLE INTEREST
  DEBENTURES OF THE CORPORATION
         7.826% Capital securities due 2026(4)...............................         --             350
         8.25% Capital securities due 2026(5)................................         --             150
                                                                                  ------         -------
         Total capital securities............................................         --             500
SHAREHOLDERS' EQUITY
  Preferred stock, $1 par value; authorized 25,000,000 shares, none issued...         --              --
  Common Shares, $1 par value; authorized 900,000,000 shares; issued
    245,944,390 shares.......................................................        246             246
  Capital surplus............................................................      1,488           1,488
  Retained earnings..........................................................      3,994           3,994
  Loans to ESOP trustee......................................................        (49)            (49)
  Net unrealized losses on securities, net of taxes..........................        (37)            (37)
  Treasury stock, at cost (18,882,718 shares)................................       (666)           (666)
                                                                                  ------         -------
         Total shareholders' equity..........................................      4,976           4,976
                                                                                  ------         -------
         Total capitalization................................................    $ 9,640         $10,140
                                                                                  ======         =======

---------------

(1) The weighted average rate on the senior medium-term notes due through 2005 was 6.50%.

(2) The weighted average rate on the subordinated medium-term notes due through 2005 was 6.81%.

(3) The weighted average rate on the senior medium-term notes due through 1998 was 6.68%.

(4) On December 4, 1996, a subsidiary trust of the Corporation issued $350,000,000 of capital securities that mature on December 1, 2026. Such capital securities have terms substantially identical to the Capital Securities offered hereby and accumulate distributions at a per annum rate of 7.826% of the liquidation amount of $1,000 per capital security.

(5) As described herein, the sole assets of the Issuer will be $350,000,000 aggregate principal amount of Junior Subordinated Debentures, issued by the Corporation to the Issuer. The Junior Subordinated Debentures will mature on December 1, 2026. The Corporation owns all of the Common Securities of the Issuer. It is anticipated that the Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Issuer will be included in the consolidated financial statements of the Corporation. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Corporation-obligated mandatory redeemable capital securities of trust subsidiaries holding solely junior subordinated deferrable interest debentures of the Corporation" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Issuer entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Issuer agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Issuer under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

     The Exchange Offer is not being made to, nor will the Issuer accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Issuer or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for this New Guarantee and all of the Old Junior Subordinated Debentures, of which $154,640,000 aggregate principal amount is outstanding, for like aggregate principal of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE

     The Issuer hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Issuer will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $150,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $150,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR THE TRUSTEES OF THE ISSUER MAKE ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
                      , 1997 unless the Exchange Offer is extended by the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Issuer expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, or if the Issuer waives a material condition of the Exchange Offer, the Issuer will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Issuer may choose to make any public announcement and subject to applicable law, the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Issuer will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Issuer gives oral or written notice to the Exchange Agent of the Issuer's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Issuer for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Issuer's acceptance for exchange of Old Capital Securities) or the Issuer extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Issuer's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Issuer and subject to Rule 14e-l(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Issuer will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Issuer or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message, with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     The term "Agent's Message" means a message, transmitted by the book-entry transfer facility to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgement from the participant in such book-entry transfer facility tendering Old Capital Securities which are the subject of such book-entry confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and the Corporation may enforce such agreement against such participant.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), or an Agent's Message, properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, or an Agent's Message, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a bookentry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Issuer's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Issuer, in its sole discretion, which determination shall be final and binding on all parties. The Issuer reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Issuer, be unlawful. The Issuer also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Issuer, any affiliates or assigns of the Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer proper evidence satisfactory to the Issuer, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Issuer is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the

Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Issuer believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Issuer or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Issuer,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Issuer may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Issuer (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Issuer believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a

Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Issuer may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the Guarantee or the Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Issuer has given notice that the sale of the New Capital Securities (or the Guarantee or the Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities", the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Issuer, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Issuer, any affiliates or assigns of the Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such
Distributions have been made, from and after December   , 1996.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Issuer will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer to proceed with the Exchange Offer;

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer to proceed with the Exchange Offer;

          (d) a banking moratorium shall have been declared by United States federal or Ohio or New York State authorities which, in the Corporation's judgment, would reasonably be expected to impair the ability of the Corporation to proceed with the Exchange Offer;

          (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer to proceed with the Exchange Offer;

          (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Issuer, threatened for that purpose any governmental approval has not been obtained, which approval the Issuer shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (g) any change, or any development involving a prospective change, in the business or financial affairs of the Issuer or any of its subsidiaries has occurred which, in the sole judgment of the Issuer, might materially impair the ability of the Issuer to proceed with the Exchange Offer.

     If the Issuer determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Issuer may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Issuer will promptly disclose such waiver by means of a Prospectus Supplement that will be distributed to the registered holders of the Old

Capital Securities, and the Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                                    By Mail:

                          BT Services Tennessee, Inc.
                              Reorganization Unit
                                P.O. Box 292737
                            Nashville, TN 37229-2737
                                    By Hand:

                             Bankers Trust Company
                        Corporate Trust and Agency Group
                           Receipt & Delivery Window
                         123 Washington St., 1st Floor
                               New York, NY 10006
                          By Overnight Mail or Courier

                          BT Services Tennessee, Inc.
                        Corporate Trust and Agency Group
                              Reorganization Unit
                            648 Grassmere Park Road
                              Nashville, TN 37211

                           Telephone: (800) 735-7777
                           Facsimile: (615) 835-3701

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Issuer will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Issuer Trustees have issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Issuer over the Common Securities. See "-- Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

General

     The Capital Securities (including the Old Capital Securities and the New Capital Securities) will be limited to $150,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee executed by the Corporation for the benefit of the holders of the Capital Securities will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer does not have funds on hand available to make such payments. See "-- Description of Guarantee."

Distributions

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer, and each Capital Security is entitled to a preference in Distributions payable at the annual rate of 8.25% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on June 15 and December 15 of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the June 1 or December 1, as the case may be, next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of initial issuance. The first Distribution Date for the Capital Securities will be June 15, 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.25% thereof, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such stock) as consideration in an acquisition transaction entered into prior to the Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with the implementation or amendment of the Corporation's shareholders' rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "-- Description of Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     The revenue of the Issuer available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of the Capital Securities. See "-- Description of Junior Subordinated Debentures." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Issuer may not have funds available to pay Distributions or other amounts owing in respect of the Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "-- Description of Guarantee."

Redemption

     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Capital Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Junior Subordinated Debentures. See "--Description of Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     The Corporation has the right to redeem the Junior Subordinated Debentures,
(i) on or after December 15, 2006, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event or Capital Treatment Event (each as defined below). A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities.

     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated

Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning December 1:

                                          REDEMPTION
                  YEAR                      PRICE
----------------------------------------  ----------
2006....................................   104.1250%
2007....................................   103.7125
2008....................................   103.3000
2009....................................   102.8875
2010....................................   102.4750
2011....................................   102.0625
2012....................................   101.6500
2013....................................   101.2375
2014....................................   100.8250
2015....................................   100.4125

and at 100% on or after December 15, 2016.

     The Redemption Price following a Tax Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of
(i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on December 15, 2006, together with the present values of scheduled payments of interest from the Redemption Date to December 15, 2006 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 1.25% if such Redemption Date occurs on or before December 15, 1997 or (ii) 0.50% if such Redemption Date occurs after December 15, 1997.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the applicable Federal Reserve capital adequacy guidelines, as then in effect.

     "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable

Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Quotation Agent" means Credit Suisse First Boston Corporation and its successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Tax Event" means the receipt by the Issuer of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Issuer is, or will be within 90 days of the date of delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     Payment of Additional Sums. If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer is the holder of all of the Junior Subordinated Debentures, the Corporation will pay Additional Sums, if any (as defined below), on the Junior Subordinated Debentures. "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Capital Securities and Common Securities of the Issuer will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

Redemption Procedures

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

     If the Issuer gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "--Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, the United States federal securities laws), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities as described in "Plan of Distribution."

     If less than all of the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures, provided, in each case, that each holder of any Capital Securities has at least 100 Capital Securities remaining after the redemption. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Corporation defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer or the Corporation pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay amounts in respect of Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See"--Events of Default; Notice" and "-- Description of Junior Subordinated Debentures--Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of such Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution upon Termination

     The holders of all of the outstanding Common Securities have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer. The Corporation has committed to the Reserve Bank that, so long as the Corporation (or an affiliate) is a holder of Common Securities, the Corporation will not exercise its right to terminate the Issuer without having the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

     The amount payable on the Capital Securities in the event of any liquidation of the Issuer is $1,000 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

     Pursuant to the Trust Agreement, the Issuer will automatically terminate upon expiration of its term or, if earlier, will terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holder of the Common Securities; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to terminate the Issuer (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities);
(iii) redemption of all of the Capital Securities as described under "--Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If termination of the Issuer occurs as described in clause (i), (ii) or
(iv) above, the Issuer will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on its Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amount in respect of Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities.

     After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented for transfer or reissuance to the securities registrar for the Trust Securities.

     If the Corporation does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a termination and liquidation of the Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see "--Description of Junior Subordinated Debentures--Debenture Events of Default"); or

          (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Corporation by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Corporation, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amount in respect of Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of Capital Securities. See " -- Subordination of Common Securities," "-- Liquidation Distribution upon Termination" and "--Description of Junior Subordinated Debentures -- Debenture Events of Default."

     The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

Removal of Issuer Trustees; Appointment of Successors

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities. If an Issuer Trustee resigns, such Trustee will appoint its successor. If the Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures; (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization; (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect; (v) such successor entity has a purpose substantially identical to that of the Issuer; (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (vii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer may not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

     Except as provided below and under "-- Description of Guarantee
-- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which are not inconsistent with the other provisions of the Trust Agreement, provided that any such amendment shall not adversely affect the interests of holders of Trust Securities in any material respect, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer will not be classified for United States federal income tax purposes as an association taxable as a corporation or will be classified as a grantor trust at any time that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, that any such action does not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement will become effective when notice of such amendments is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuerees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuerees in accordance with such amendment will not affect the Issuer's not being an association that is taxable as a corporation or being a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, except that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Issuer, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under
Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that if a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Book Entry, Delivery and Form

     The New Capital Securities will be issued in fully registered form in minimum blocks of at least 100 (representing a minimum of $100,000 aggregate Liquidation Amount) and the New Capital Securities must at all times be held in blocks of at least 100. Any attempted transfer, sale or other disposition of the New Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

     The New Capital Securities initially will be evidenced by one or more global Capital Securities (the "Global Capital Securities") which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, record ownership of the Global Capital Securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities.

     DTC has advised the Issuer and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer or ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Issuer and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer or ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

     Payment of Distributions on, and the Redemption Price of, the Global Capital Securities will be made to Cede, as the registered holder of the Global Capital Securities, by wire transfer of immediately available funds on each Distribution Date or Redemption Date. Neither the Corporation nor the Issuer Trustees (or any Administrator, securities registrar, paying agent or exchange agent under the Trust Agreement) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Capital Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The Corporation and the Issuer have been informed by DTC that, with respect to any payment of Distributions on, or the Redemption Price of, the Global Capital Security, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Capital Securities represented by the Global Capital Securities, as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Capital Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Capital Securities represented by the Global

Capital Security held through such Participants will be the responsibility of such Participants, as is the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Capital Securities represented by the Global Capital Securities to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Furthermore, the laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Capital Securities to such persons may be limited.

     DTC has advised the Corporation and the Issuer that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Securities as to which such Participant or Participants has or have given such direction.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Capital Securities among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Global Capital Security is exchangeable for definitive Capital Securities in registered certificated form if (i) DTC advises the Corporation and the Property Trustee that it is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Securities, and the Property Trustee is unable to locate a qualified successor, (ii) the Issuer at its option advises DTC in writing that it elects to terminate the book-entry system through DTC or
(iii) after the occurrence of a Debenture Event of Default. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend specified in the Trust Agreement, unless the Property Trustee (based upon an opinion of counsel) determines otherwise in compliance with applicable law.

     So long as DTC or its nominee is the registered holder of the Global Capital Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Securities for all purposes under the Trust Agreement governing the Capital Securities. Except as provided above, owners of beneficial interests in the Global Capital Securities will not be entitled to have any of the individual Capital Securities represented by the Global Capital Securities registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

Payment and Paying Agency

     Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Issuer's Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the Register. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of its Capital Securities after such Capital Securities have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, or construe ambiguous provisions in the Trust Agreement, or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Corporation, see "--Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

Miscellaneous

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act and will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of Capital Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as separate series under the Indenture, under which Bankers Trust Company is acting as Debenture Trustee. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Indenture is available from the Debenture Trustee upon request.

General

     Concurrently with the issuance of the Capital Securities, the Issuer invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Old Junior

Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures as soon as practicable after the date hereof. No Old Junior Subordinated Debentures will remain outstanding after such exchange. The following is a description of the New Junior Subordinated Debentures (referred to in this subsection as the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will bear interest, accruing from the date of initial issuance, at the annual rate of 8.25% of the principal amount thereof, payable semi-annually in arrears on June 15, and December 15, of each year (each, an "Interest Payment Date"), commencing June 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the June 1 and December 1 next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.826%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semiannual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Junior Subordinated Debentures will mature on the Stated Maturity date, December 15, 2026.

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Corporation's bank and nonbank subsidiaries upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. See "KeyCorp." The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Corporation, including Senior Indebtedness, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination."

Option To Extend Interest Payment Period

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.25%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such stock) as consideration in an acquisition transaction entered into prior to the Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with the implementation or amendment of the Corporation shareholders' rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Corporation's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

Redemption

     The Junior Subordinated Debentures are redeemable prior to the Stated Maturity at the option of the Corporation (i) on or after December 15, 2006, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event or Capital Treatment Event (each as defined under "-- Description of Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer to redeem the Capital Securities. The Corporation has committed to the Reserve Bank that it will not cause any such redemption without having the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

     The Redemption Price for Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 1:

                                                                        REDEMPTION
                                      YEAR                                PRICE
          ------------------------------------------------------------  ----------
          2006........................................................   104.1250%
          2007........................................................   103.7125
          2008........................................................   103.3000
          2009........................................................   102.8875
          2010........................................................   102.4750
          2011........................................................   102.0625
          2012........................................................   101.6500
          2013........................................................   101.2375
          2014........................................................   100.8250
          2015........................................................   100.4125

and at 100% on or after December 15, 2016.

     The Redemption Price for Junior Subordinated Debentures following a Tax Event or Capital Treatment Event, as described under (ii) above, will equal the Make-Whole Amount (as defined under "-- Description of Capital
Securities -- Redemption"), together with accrued interest to but excluding the date fixed for redemption.

Additional Sums

     The Corporation has covenanted in the Indenture that, if and for so long as
(i) the Issuer is the holder of all Junior Subordinated Debentures and (ii) the Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Capital Securities -- Redemption."

Registration, Denomination and Transfer

     The Junior Subordinated Debentures will initially be registered in the name of the Property Trustee, as trustee of the Issuer. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of Capital Securities -- Book Entry, Delivery and Form."

     Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days of receipt of notice from DTC to such effect, the Corporation will cause the Junior Subordinated Debentures to be issued in definitive form.

     Payments on Junior Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "-- Description of the Capital Securities -- Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York or at the offices of any Paying

Agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer.

     The Junior Subordinated Debentures will be issuable only in registered form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Indenture or at the office of any transfer agent designated by the Corporation for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. The Corporation may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Restrictions on Certain Payments; Certain Covenants of the Corporation

     The Corporation has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such stock) as consideration in an acquisition transaction theretofore entered into prior to the Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interest in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with the implementation or amendment of the Corporation's shareholder rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights pursuant thereto, or
(e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" and (b) that the Corporation has not taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Issuer, the Corporation is in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation has given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     The Corporation has covenanted in the Indenture (i) to continue to hold directly or indirectly 100% of the Common Securities of the Issuer, provided that certain successors that are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate or liquidate the Issuer, except
(a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as not an association taxable as a corporation for United States federal income tax purposes. In addition, the Corporation has committed to the Reserve Bank that, so long as the Corporation is the holder of the Common Securities, the Corporation will not voluntarily terminate or liquidate the Issuer without having the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

Modification; Waiver

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the provisions of the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

     As defined in the Indenture, any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

          (i) failure for 30 days to pay any interest on such Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

     For purposes of the Trust Agreement and this Prospectus, each such Event of Default is referred to as a "Debenture Event of Default." As described in "-- Description of Capital Securities -- Events of Default; Notice" the occurrence of a Debenture Event of Default will also constitute an Event of Default with respect to the Capital Securities.

     The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures may declare the principal due immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of at least a majority in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate outstanding Liquidation Amount of the Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. See " -- Modification; Waiver." Should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of an amount equal to the amount payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. The Corporation will have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Corporation in connection with a Direct Action.

     The holders of the Capital Securities are not able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Capital Securities -- Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Corporation may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) if the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations in respect of the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Indenture are satisfied.

     The provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest and Additional Sums to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

Subordination

     The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

     As used herein, "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt. As used herein, "Senior Subordinated Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Debt. Senior Subordinated Debt includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordina-tion terms and does not include the Junior Subordinated Debentures or any subordinated debt securities issued in the past or future with substantially similar subordination terms. Senior Debt does not include Senior Subordinated Debt or the Junior Subordinated Debentures.

     As used herein, "Senior Indebtedness" shall include (i) Senior Debt (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (ii) the Allocable Amounts of Senior Subordinated Debt. As of September 30, 1996, the Corporation had approximately $2.5 billion of Senior Indebtedness outstanding.

     As used herein, "Allocable Amounts," when used with respect to any Senior Subordinated Debt, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

     The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its principal banking subsidiaries and its other banking and non-banking affiliates. The bank subsidiaries of KeyCorp (the "Banks") are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, KeyCorp and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent KeyCorp and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to KeyCorp and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to KeyCorp and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to KeyCorp by the Banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of KeyCorp's subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of KeyCorp for payments of interest and principal and premium, if any.

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Governing Law

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

     The Debenture Trustee, other than during the continuance of a default by the Corporation in performance of its obligations under the Indenture, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF GUARANTEE

     The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Issuer of the Old Capital Securities for the benefit of the holders from time to time of such Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by KeyCorp for the New Guarantee. The Guarantee Agreement has been qualified under the Trust Indenture Act. Bankers Trust Company will act as Guarantee Trustee. This summary of certain provisions of the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement. A copy of the Guarantee Agreement will be available upon request from the Guarantee Trustee.

General

     The Corporation has irrevocably agreed (and under the New Guarantee will irrevocably agree) to pay in full on a subordinated and junior basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, or liquidation of the Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Issuer to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated and junior basis of the Issuer's obligations under the Capital Securities, but will apply only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Corporation does not make interest payments on the Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See "--Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are also various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated and junior in right of payment to all existing and future liabilities of the Corporation's subsidiaries, and claimants under the Guarantee should look only to the assets of the Corporation for payments thereunder. See "KeyCorp." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."

Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding

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

Capital Securities. The manner of obtaining any such approval will be as set forth under "-- Description of the Capital Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the outstanding Capital Securities.

Events of Default

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default under the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between Bankers Trust Company, the Guarantee Trustee, and the Corporation, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

Termination of the Guarantee

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable in respect of Capital Securities upon liquidation of the Issuer or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Governing Law

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Pursuant to an Agreement as to Expenses and Liabilities entered into by the Corporation under the Trust Agreement (as amended or supplemented from time to time, the "Expense Agreement"), the Corporation irrevocably and unconditionally guaranteed to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of Trust Securities of the amounts due such holders pursuant to the terms of the Trust Securities. The Expense Agreement constitutes an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Guarantee and the Junior Subordinated Debentures.

                         DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respect to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or before the date 30 days after the effectiveness of the registration statement relating to the New Securities, or, in certain limited circumstances, in the event a shelf registration statement with respect to the resale of the Old Capital Securities is not declared effective within a specified time, then interest will accrue (in addition to the stated interest rate on the Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk
Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
               THE JUNIOR SUBORDINATED DEBENTURES, THE GUARANTEE
                           AND THE EXPENSE AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for such payment) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Securities -- Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations in respect of the Capital Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debentures, the Issuer will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of Capital Securities is to institute a legal proceeding directly against the Corporation for enforcement of payment of the Corporation's obligations under the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of the Corporation under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable in respect of the Capital Securities, primarily because
(i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities;
(iii) the holder of the Common Securities will pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity. See "Description of New Securities -- Description of Guarantee."

     A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of New Securities -- Description of Junior Subordinated
Debentures -- Subordination."

LIMITED PURPOSE OF ISSUER

     The Capital Securities represent a preferred undivided beneficial interest in the assets of the Issuer, and the Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Corporation payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer (or from the Corporation under the Guarantee) only if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding up or liquidation of the Issuer, other than any such termination, winding up or liquidation involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Trust Securities) under the Expense Agreement, the positions of a holder of the Capital Securities and a holder of such Junior

Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Capital Securities as capital assets.

     The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, special tax counsel to the Corporation and the Issuer. This summary is based upon the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Capital Securities. See "-- Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF ISSUER

     In connection with the issuance of the Old Capital Securities, Sullivan & Cromwell have rendered their opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement and certain other factual matters, the Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including premium or original issue discount, paid or accrued with respect to the Subordinated Debentures whether or not cash is actually distributed to such Securityholder. See -- "Interest Income and Original Issue Discount".

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury Regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will be not be timely paid that is "remote" because of the terms of the relevant debt instrument will be ignored in determining whether a debt instruments is issued with original issue discount ("OID"). As a result of the terms and conditions of the

Junior Subordinated Debentures that prohibit certain payments with respect to the Corporation's capital stock and indebtedness if the Corporation elects to extend interest payment periods, the Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance, and accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Junior Subordinated Debentures. The following discussion will assume that unless and until the Corporation exercises its option to defer any payment of interest, the Junior Subordinated Debentures will not be treated as issued with OID.

     Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter to be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of the Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service and it is possible that the Internal Revenue Service could take a position contrary to the interpretation herein.

     Because income on the Capital Securities will constitute interest or OID, corporation Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect tot he Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

     Under current law, a distribution by the Issuer of the Junior Subordinated Debentures as described herein under "Description of New
Securities -- Description of Capital Securities -- Liquidation Distribution upon Termination" will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. If, however, the liquidation of the Issuer were to occur because the Issuer is subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to Securityholders by the Issuer would be a taxable event to the Issuer and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Issuer. A Securityholder will include interest in respect of Junior Subordinated Debentures received from the Issuer in the manner described above under "-- Interest Income and Original Issue Discount".

SALES OR REDEMPTION OF CAPITAL SECURITIES

     A Securityholder that sells (including a redemption for cash) Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's pro rata share of the

Junior Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     Should the Corporation exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures to the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Securityholder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Although the matter is not free from doubt, an exchange of Old Capital Securities should not be taxable to Securityholders.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest income paid and OID accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31 percent will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     It is anticipated that income on the Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

     As discussed above, the Revenue Reconciliation Bill would, among other things, generally have denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Revenue Reconciliation Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to have applied to the Junior Subordinated Debentures, the Corporation would have been unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, presumably including the Revenue Reconciliation Bill, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of Capital
Securities -- Redemption" and " -- Distribution of Subordinated Debentures to Holders of Capital Securities".

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

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer, less than 25% of the value of each class of equity interests in the Issuer were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Corporation.

     Certain transactions involving the Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its banking or other subsidiaries), extensions of credit between the Corporation and the Issuer (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Issuer for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any

Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in a Plan Asset Entity or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Issuer may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 9560, 91-38, 90-1 or 84-14 or any other applicable exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Issuer has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital
Securities for a period ending      days after the Expiration Date (subject to
extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer -- Resales of New Capital Securities." The Issuer will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     This Prospectus may be used by Key Capital Markets, Inc., an affiliate of the Corporation, in connection with offers and sales related to market-making transactions in New Securities effected from time to time after the commencement of the offering to which this Prospectus relates. Key Capital Markets, Inc. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     Key Capital Markets, Inc. is a wholly owned subsidiary of the Corporation and an affiliate of the Issuer.

     The Corporation has been advised by Key Capital Markets, Inc. that, subject to applicable laws and regulations, Key Capital Markets, Inc. may make a market in New Securities. However, they are not obligated to do so and any market-making may be discounted at any time without notice. In addition, such market-making activity is subject to the limits imposed by the Securities Act, the Exchange Act and federal banking laws and regulations. There can be no assurance that an active trading market will be sustained.

     The Corporation may agree to indemnify Key Capital Markets, Inc. with respect to certain liabilities in connection with this Prospectus, including liabilities under the Securities Act.

                           VALIDITY OF NEW SECURITIES

     Certain matters of Delaware law relating to the validity of the New Capital Securities, the enforceability of the Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Issuer. The validity of the New Securities will be passed upon for the Corporation by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely upon the opinion of Richards, Layton & Finger as to matters of Delaware law and the opinion of Corporation Counsel as to matters of Ohio law. Sullivan & Cromwell regularly perform legal services for the Corporation and its subsidiaries. As of the date hereof, the General Counsel and the Senior Managing Counsel of the Corporation currently authorized to render the aforementioned opinion on behalf of the Corporation each owned approximately 5,300 shares of the Corporation's common stock, including shares held under options that are immediately exercisable.

     Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell, as special tax counsel to the Corporation and the Issuer.

                                    EXPERTS

     The consolidated financial statements of KeyCorp and subsidiaries incorporated by reference in KeyCorp's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1996 and 1995, for the three- and six-month periods ended June 30, 1996 and 1995 and for the three- and nine-month periods ended September 30, 1996 and 1995 (incorporated herein by reference), Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in the Corporation's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996 (and incorporated herein by reference), state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation's best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     The KeyCorp Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

     Under the terms of KeyCorp's directors' and officers' liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

     KeyCorp is a party to agreements with, respectively, Robert W. Gillespie and Roger Noall, and KeyCorp is party to Change of Control Agreements with certain other executive officers (the provisions of which became effective as a result of the merger of old KeyCorp with and into Society), pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as employee, officer, or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

     Under the Amended and Restated Trust Agreement, the Corporation has agreed to indemnify each of the Trustees of the Issuer and any predecessor Trustees, and to hold such Trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such Trust Agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement or the Amended and Restated Trust Agreement, each of which is an exhibit to this Registration Statement.

ITEM 21.  EXHIBITS.

EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
-----------    ---------------------------------------------------------------------------------
      4(a)     Indenture, dated as of December 4, 1996, between KeyCorp and Bankers Trust
               Company, as Trustee*
      4(b)     Certificate of Trust of KeyCorp Institutional Capital B
      4(c)     Trust Agreement of KeyCorp Institutional Capital B
      4(d)     Amended and Restated Trust Agreement of KeyCorp Institutional Capital B
               (including the related form of Expense Agreement)*
      4(e)     Form of Capital Security Certificate (included in Exhibit 4(d))*
      4(f)     Form of Guarantee Agreement
      4(g)     All instruments defining the rights of holders of long-term debt of KeyCorp and its subsidiaries (Not filed pursuant to clause 4(iii) of Item 601(b) of
               Regulation S-K; to be furnished upon request of the Commission)
      5(a)     Opinion of Daniel Stolzer, Esq., as to validity of the New Junior Subordinated
               Debentures and the New Guarantee to be issued by KeyCorp*
      5(b)     Opinion of Richards, Layton & Finger as to validity of the New Capital Securities
      5(c)     Opinion of Sullivan & Cromwell as to validity of the New Junior Subordinated
               Debentures and the New Guarantee to be issued by KeyCorp*
      8        Opinion of Sullivan & Cromwell as to certain federal income tax matters*
     12(a)     Computations of Consolidated Ratios of Earnings to Fixed Charges (included in
               Part I of this Registration Statement)
     21(a)     Subsidiaries of KeyCorp
     23(a)     Consent of Ernst & Young LLP
     23(b)     Consent of Daniel Stolzer, Esq. (Included in Exhibit 5(a))*
     23(c)     Consent of Richards, Layton & Finger (Included in Exhibit 5(b))*
     23(d)     Consent of Sullivan & Cromwell (Included in Exhibit 5(c))*
     23(e)     Consent of Sullivan & Cromwell (Included in Exhibit 8)*
     24        Powers of Attorney
     25(a)     Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Indenture*
     25(b)     Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Amended and Restated Trust Agreement
     25(c)     Form T-1 Statement of Eligibility of Bankers Trust Company under the Guarantee for the benefit of the holders of Capital Securities
     27        The Corporation's Financial Data Schedule (Incorporated by reference to Exhibit
               (27) to KeyCorp's Quarterly Report on Form 10-Q for the quarterly period ended
               September 30, 1996)
     99(a)     Form of Letter of Transmittal and instructions thereto*
     99(b)     Form of Letter of Brokers, Dealers, Commercial Banks, Trust Companies and Other
               Nominees*
     99(c)     Form of Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other
               Nominees to their clients.*
     99(d)     Form of Notice of Guaranteed Delivery

---------------

* To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Each of the undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, KeyCorp Institutional Capital B certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, as of the 31st day of December, 1996.

                                            KEYCORP INSTITUTIONAL CAPITAL B

                                            By: THOMAS C. STEVENS
                                              Thomas C. Stevens
                                              Executive Vice President,
                                              General Counsel & Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND AS OF THE DATE INDICATED ABOVE.

               SIGNATURE                              CAPACITY
---------------------------------------- -----------------------------------
* ROBERT W. GILLESPIE                    Chairman of the Board, President,
  Robert W. Gillespie                    Chief Executive Officer and
                                         Director (Principal Executive
                                         Officer)
* K. BRENT SOMERS                        Senior Executive Vice President and
  K. Brent Somers                        Chief Financial Officer (Principal
                                         Financial Officer)
* LEE G. IRVING                          Executive Vice President and Chief
  Lee G. Irving                          Accounting Officer (Principal
                                         Accounting Officer)
* CECIL D. ANDRUS                        Director
  Cecil D. Andrus
* WILLIAM G. BARES                       Director
  William G. Bares
* ALBERT C. BERSTICKER                   Director
  Albert C. Bersticker
* THOMAS A. COMMES                       Director
  Thomas A. Commes
* KENNETH M. CURTIS                      Director
  Kenneth M. Curtis
* JOHN C. DIMMER                         Director
  John C. Dimmer
___                                      Director
Lucie J. Fjeldstad
* STEPHEN R. HARDIS                      Director
  Stephen R. Hardis
* HENRY S. HEMINGWAY                     Director
  Henry S. Hemingway

               SIGNATURE                              CAPACITY
---------------------------------------- -----------------------------------
* CHARLES R. HOGAN                       Director
  Charles R. Hogan
* DOUGLAS J. MCGREGOR                    Director
  Douglas J. McGregor
* HENRY L. HEYER III                     Director
  Henry L. Heyer III
* STEVEN A. MINTER                       Director
  Steven A. Minter
* M. THOMAS MOORE                        Director
  *M. Thomas Moore
* RICHARD W. POGUE                       Director
  Richard W. Pogue
* RONALD B. STAFFORD                     Director
  Ronald B. Stafford
* DENNIS W. SULLIVAN                     Director
  Dennis W. Sullivan
* PETER G. TEN EYCK, II                  Director
  Peter G. Ten Eyck, II
* NANCY B. VEEDER                        Director
  Nancy B. Veeder

                                            *By: THOMAS C. STEVENS
                                              Thomas C. Stevens
                                              Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT                      DESCRIPTION OF EXHIBIT                                  LOCATION
-----------    -------------------------------------------------------    ----------------------------------
      4(a)     Indenture, dated as of December 4, 1996, between           *
               KeyCorp and Bankers Trust Company, as Trustee
      4(b)     Certificate of Trust of KeyCorp Institutional Capital B
      4(c)     Trust Agreement of KeyCorp Institutional Capital B
      4(d)     Amended and Restated Trust Agreement of KeyCorp            *
               Institutional Capital B (including the related form of
               Expense Agreement)
      4(e)     Form of Capital Security Certificate (included in          *
               Exhibit 4(d))
      4(f)     Form of Guarantee Agreement                                *
      4(g)     All instruments defining the rights of holders of          Not filed pursuant to clause
               long-term debt of KeyCorp and its subsidiaries             4(iii) of Item 601(b) of
                                                                          Regulation S-K; to be furnished
                                                                          upon request of the Commission
      5(a)     Opinion of Daniel Stolzer, Esq., as to validity of the     *
               New Junior Subordinated Debentures and the New
               Guarantee to be issued by KeyCorp
      5(b)     Opinion of Richards, Layton & Finger as to validity of     *
               the New Capital Securities
      5(c)     Opinion of Sullivan & Cromwell as to validity of the       *
               New Junior Subordinated Debentures and the New
               Guarantee to be issued by KeyCorp
      8        Opinion of Sullivan & Cromwell as to certain federal       *
               income tax matters
     12(a)     Computations of Consolidated Ratios of Earnings to         Filed herewith (included in
               Fixed Charges                                              Part I)
     21(a)     Subsidiaries of KeyCorp                                    Filed herewith
     23(a)     Consent of Ernst & Young LLP                               Filed herewith
     23(b)     Consent of Daniel Stolzer, Esq. (Included in Exhibit       *
               5(a))
     23(c)     Consent of Richards, Layton & Finger (Included in          *
               Exhibit 5(b))
     23(d)     Consent of Sullivan & Cromwell (Included in Exhibit        *
               5(c))
     23(e)     Consent of Sullivan & Cromwell (Included in Exhibit 8)     *
     24        Powers of Attorney                                         Filed herewith
     25(a)     Form T-1 Statement of Eligibility of Bankers Trust         *
               Company to act as trustee under the Indenture
                                                                                             ---------------
                                                                                 * To be filed by amendment.

  EXHIBIT                      DESCRIPTION OF EXHIBIT                                  LOCATION
-----------    -------------------------------------------------------    ----------------------------------
     25(b)     Form T-1 Statement of Eligibility of Bankers Trust         *
               Company to act as trustee under the Amended and
               Restated Trust Agreement
     25(c)     Form T-1 Statement of Eligibility of Bankers Trust         *
               Company under the Guarantee for the benefit of the
               holders of Capital Securities
     27        The Corporation's Financial Data Schedule                  Incorporated by reference to
                                                                          Exhibit (27) to the Corporation's
                                                                          1996 Third Quarter Report on Form
                                                                          10-Q
     99(a)     Form of Letter of Transmittal and instructions thereto*    *
     99(b)     Form of Letter of Brokers, Dealers, Commercial Banks,      *
               Trust Companies and Other Nominees*
     99(c)     Form of Letter from Brokers, Dealers, Commercial Banks,    *
               Trust Companies and Other Nominees to their clients*
     99(d)     Form of Notice of Guaranteed Delivery                      *

---------------

* To be filed by amendment.